EXHIBIT 7

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by IMPLANET SA, under the U.S. Securities Act of 1933, as amended, of American Depositary Shares (the "ADSs"). Such ADSs will be registered on a registration statement on Form F-6 (the "Registration Statement, which will be filed with the U.S. Securities and Exchange Commission (the "SEC').

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Mr. Ludovic LASTENNET, Mr. David DIEUMEGARD and Ms. Veronique TECHOUEYRES. jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments and supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Date	Signatures	Capacity

26/01/16	/s/ Ludovic Lastennet	Chief Executive Officer and Director
Ludovic Lastennet

26/01/16	/s/ David Dieumegard	Chief Financial Officer
David Dieumegard

26/01/16	/s/ Véronique Techoueyres	Chief Accounting Officer
Véronique Techoueyres

26/01/16	/s/ Jean-Gérard Galvez	Chairman
Jean-Gérard Galvez

26/01/16	/s/ Rainer Strohmenger	Director
Rainer Strohmenger

Jan 26, 2016	/s/ Paula Ness Speers	Director
Paula Ness Speers

26/01/16	/s/ Jan Egberts	Director
Jan Egberts

26/01/16	/s/ Raphaël Wisniewski	Director
Raphaël Wisniewski

26 January 2016	/s/ Brian Ennis	Director
Brian Ennis

January 26, 2016	/s/ Donald J. Puglisi	Authorized U.S. Representative
Puglisi & Associates